AMENDED AND RESTATED
                                     BY-LAWS
                                       of
                        DONEGAL MUTUAL INSURANCE COMPANY

                                    Article 1
                                 COMPANY OFFICE

         Section 1.1. Principal Office. The principal office of the Company shall be in Marietta, Pennsylvania.

         Section 1.2. Other Offices. The Company may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Company may from time to time require.

                                    Article 2
                                   MEMBERSHIP

         Section 2.1. Members. Every policyholder of the Company, except a holder of a policy or contract of reinsurance, is a member of the Company while the policy is in force, and is entitled to one vote, and no more, regardless of the amount of insurance held by such policyholder, the number of policies in force in the name of such policyholder or the amount of premiums paid by such policyholder. Policyholder means the person or group of persons identified as the named insured on the declarations page of a policy of insurance of the Company. Membership begins on the effective date of the policy and continues until the earlier of the termination date, cancellation date or lapse date of the policy. In the case of a surety bond, the


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principal upon the bond shall be deemed to be the policyholder. In the case of a group policy, the member shall be the holder of the master policy, and the holder of any certificate or contract issued subordinate to such master policy shall not be a member unless it makes specific provision for such membership.

         In the event the policyholder consists of more than one named insured, it shall be presumed that the first named insured is entitled to vote on behalf of all the named insureds unless the Company is otherwise notified in writing.

         Section 2.2. Rights of Members. Each member shall have such rights as are prescribed by law for members of mutual insurance companies organized under the laws of the Commonwealth of Pennsylvania, the Articles of Agreement of the Company, these By-laws and any policy of insurance issued by the Company and held by the member.

         Section 2.3. Limit of Members' Liability. The policies of the Company shall be non-assessable, and members shall have no contingent liability with respect thereto. Members shall not be liable for losses, expenses or any indebtedness of the Company.

                                    Article 3
                                MEMBERS' MEETINGS

         Section 3.1. Annual Meetings. The annual meeting of the members shall be held on the third Thursday in February in each year at 9:30 A.M. at the principal office of the Company, 1195 River Road, Marietta, Pennsylvania.

         At such annual meeting, the members shall elect successors to the directors whose terms shall expire that year to serve for the


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following three years and until their successors shall have been duly elected and qualified or until their earlier resignation or removal. The members also shall transact such other business as may properly be brought before the meeting.

         Section 3.2. Nomination and Election of Directors. Nominations by and of a member for election as director shall be filed in writing. Such written nomination shall be directed to the Nominating Committee of the Board of Directors of the Company care of the Secretary of the Company and shall be received in the Company's principal office no less than thirty days prior to the annual meeting of the members at which such election is to be held, and no person not so nominated shall be eligible for election at such meeting or any adjournment thereof.

         Section 3.3. Special Meetings. Special meetings of the members for any purpose or purposes may be called at any time by the President of the Company, and shall be called by the Secretary of the Company at the request in writing of a majority of the Board of Directors or at least one-fifth of the members entitled to vote thereat. Any request for a special meeting of the members shall be signed by the person or persons making the request and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Company to call a special meeting of the members to be held at such time, not less than ten nor more than sixty days thereafter, as the Secretary of the Company may fix. If the Secretary of the Company shall neglect or refuse to issue such call within five days from the receipt of such request, the person or persons making the request may do so. Business transacted at any special meeting of the members


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shall be limited to the purposes stated in the notice of meeting or a duly executed waiver of notice thereof.

         Section 3.4. Notice of Meetings. Public notice of all meetings of the members, stating the place, date and hour, and, in the case of meetings of the members called for the purpose of amending the Articles of Agreement, the purpose or purposes thereof, shall be given by advertisement once a week for four weeks in at least two daily or weekly newspapers published in Lancaster County, Pennsylvania, and in the legal periodical designated by the courts of Lancaster County, Pennsylvania, for the publication of legal notices, and all such four published notices shall occur more than thirty days prior to the date of such meeting, or by circular mailed to the address of each member. Such notices may be given at the discretion of, or in the name of the Board of Directors, the President, any Vice President, the Secretary or any Assistant Secretary of the Company. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         Section 3.5. Participation in Meetings by Conference Telephone. One or more members may participate in any meeting of the members by means of conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such person or persons shall be counted for purposes of a quorum.

         Section 3.6. Quorum of and Action by the Members. The presence, in person, by proxy or by telephonic or similar communications equipment, of three members entitled to cast a vote on


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the particular matter shall constitute a quorum for purposes of considering such matter, and, unless otherwise specifically provided by statute, the acts of such members at a duly organized meeting shall be the acts of the members with respect to such matter.

         If, however, such quorum shall not be present at any meeting of the members, the members entitled to vote thereat present in person, by proxy or by such communications equipment may, except as otherwise provided by statute, adjourn the meeting from time to time to such time and place as they may determine, without notice other than an announcement at the meeting, until a quorum shall be present in person, by proxy or by such communications equipment.

         At any meeting at which a quorum had been present, members present in person, by proxy or by such communications equipment at a duly organized and constituted meeting, can continue to do business with respect to any matter properly submitted to the meeting, notwithstanding the withdrawal of enough members to leave less than a quorum for the purposes of considering any particular such matter.

         Section 3.7. Voting. Except as may be otherwise provided by statute or by these By-laws, at every meeting of the members, every policyholder of the Company shall have the right to one vote regardless of the amount of insurance held by the individual, partnership or corporate entity, the number of policies in force or the amount of premiums paid.

         When a quorum exists at any meeting, the oral vote of the majority of the members present in person, by proxy or by telephonic or similar communications equipment shall decide any question brought before such meeting, unless the question is one for which, by express provision of statute or of these By-laws, a different vote is


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required. Upon demand made by a member at any election of directors before the voting begins, the election shall be by ballot, in which event the vote shall be taken by written ballot, and the judge or judges of election or, if none, the Secretary of the meeting, shall tabulate and certify the results of such vote.

         Section 3.8. Quorum and Adjourned Meeting. Notwithstanding Sections 3.6 and 3.7 of these By-laws: (a) Any meeting at which directors are to be elected may be adjourned only from day to day, or for such longer periods not exceeding fifteen days each as the members present and entitled to vote shall direct; and
(b) Those members entitled to vote who attend a meeting called for election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in the By-laws, shall constitute a quorum for the purpose of electing directors.

         Section 3.9. Voting by Proxy. Every member entitled to vote at a meeting of the members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing or authorized in a policy for insurance by the member or his duly authorized attorney-in-fact and filed with the Secretary of the Company. A proxy may also be authorized in a policy of insurance issued by the Company or may be authorized in an application for insurance for which a policy is issued by the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Company. No unrevoked proxy, unless coupled with an interest, shall


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be valid after eleven months from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company. A proxy shall be deemed to be coupled with an interest if given in connection with a policy of insurance or an application therefor for as long as such insurance policy, or any renewal policy, remains in force.

         Section 3.10. Record Date. The Board of Directors may fix a time, not more than sixty nor less than ten days prior to the date of any meeting of the members, as the record date for the determination of the members entitled to notice of, or to vote at, such meeting. In such case, only such members as shall be members on the date so fixed shall be entitled to notice of, or to vote at, such meeting.

         Section 3.11. Judges of Election. In advance of any meeting of the members, the Board of Directors may appoint judges of election, who need not be members, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and on the request of any member or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three judges. If appointed at a meeting on the request of one or more members or proxies, the majority of members present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

         The judges of election shall do all such acts as may be proper to conduct the election or vote and such other duties as may be prescribed by statute with fairness to all members and, if requested


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by the chairman of the meeting or any member or his proxy, shall make a written report of any matter determined by them and execute a certificate as to any fact found by them. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                                    Article 4
                                    DIRECTORS

         Section 4.1.  Powers.

         (a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board of Directors, including all powers necessary or appropriate to the management of the business and affairs of the Company.

         (b) Specific Powers. Without limiting the general powers conferred by clause (a) hereof and the powers conferred by the Articles of Agreement and these By-laws of the Company, it is hereby expressly declared that the Board of Directors shall have the following powers:

                     (i) To appoint any person, firm or corporation to accept and hold in trust for the Company any property belonging to the Company or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be required in relation to any such trust;

                     (ii) To appoint a person or persons to vote shares of another corporation held and owned by the Company;

                     (iii) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees as set forth in Section 4.13 of this Article 4;


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                     (iv) To fix the place, time and purpose of meetings of
the members; and

                     (v) To fix the compensation of directors and officers for their services.

         Section 4.2. Number and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than seven nor more than twelve. All directors of the Company shall be natural persons not less than 21 years old, shall be members of the Company and two-thirds of the whole Board of Directors shall be citizens of the United States of America. Not less than one third of the whole Board of Directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. Except as hereinafter provided in the case of vacancies, directors shall be elected by the members, and each director shall be elected for a three-year term and until his successor shall be elected, subject to removal as provided by statute.

         Section 4.3. Classes. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. Class A shall initially consist of three members whose terms shall expire at the 1993 annual meeting of members. Class B shall initially consist of three members whose terms shall expire at the 1994 annual meeting of members. Class C shall initially consist of two members whose terms shall expire at the 1992 annual meeting of members. At each annual


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meeting of members, the successors to the directors of the class whose terms shall expire in that year shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. The number of directors in each class shall be as nearly equal as possible so that, except for temporary vacancies, the number in any class shall not exceed the number in any other class by more than one.

         Section 4.4. Powers and Duties of the Chairman of the Board of Directors. The Board of Directors shall appoint one of their number as a Chairman of the Board who shall preside at all meetings of the Board of Directors and who shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

         Section 4.5. Powers and Duties of the Vice Chairman of the Board of Directors. The Board of Directors may, in its discretion, appoint one of its number as a Vice Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. In addition, the Vice Chairman of the Board of Directors shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

         Section 4.6. Vacancies. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining director, as the case may be, irrespective of whether the members of the Company are entitled to elect one or more directors to fill such vacancies or newly created directorships at the next annual meeting of members. Each person so elected shall be a director until


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his successor is elected by the members at the annual meeting of members at which the directorship to which he was elected is up for election or at any special meeting of members prior thereto duly called for that purpose.

         Section 4.7. Organization Meetings. The organization meeting of each newly elected Board of Directors shall be held immediately following the meeting of members at which such directors were elected without the necessity of notice to such directors to constitute a legally convened meeting and at such time and place as may be fixed by a notice, or a waiver of notice, or a consent signed by all of such directors. At such meeting, the Board of Directors shall elect the officers of the Company provided for in Article 6 of these By-laws.

         Section 4.8. Regular Meetings. The Board of Directors shall have the power to fix by resolution the place, date and hour of regular meetings of the Board of Directors. The Board of Directors shall hold at least four regularly scheduled quarterly meetings during each calendar year.

         Section 4.9. Special Meetings. Special meetings of the Board of Directors may be called by the President of the Company on one day's notice to each director, either personally or by mail, telephone or telegram. Special meetings of the Board of Directors shall be called by the President or the Secretary of the Company in like manner and on like notice upon the written request of any five directors. Any action without a meeting of the Board shall be limited to those situations where time is of the essence and not in lieu of a regularly scheduled meeting.


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         Section 4.10. Notices of Meetings. All meetings of the Board of
Directors may be held at such times and places as may be specified in the notice of meeting or in a duly executed waiver of notice thereof. Notice of regular meetings of the Board of Directors shall be given to each director at least three days before each meeting either personally or by mail, telegram or telephone. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 4.11. Quorum. At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications equipment, of not less than five members of the Board of Directors, including at least one member who is not an officer or employee of the Company or any entity controlling, controlled by or under common control with the Company and who is not the beneficial owner of a controlling interest in the voting stock of the Company or any such entity, shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Agreement of the Company or by these By-laws. If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn the meeting


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from time to time, without notice other than announcement at the meeting, until a quorum shall be so present.

         Section 4.12. Compensation. Directors, as such, may receive a stated salary for their services, or a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors, or any committee thereof, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

         Section 4.13.  Committees of the Board of Directors.

         (a) Committees. The Board of Directors, by vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors as specifically provided for herein and such other committees as the Board of Directors may, in its discretion, determine from time to time, with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors and shall, for each such committee, appoint no less than three directors to serve as members and designate, if it desires, one or more directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. At any meeting of any committee so appointed, a quorum shall be determined as provided in Section 4.11 of these By-laws with the members of the committee being substituted for the Board of Directors. At least one third of the total number of the members of each committee so appointed shall be persons who are not officers or employees of the Company or any entity controlling, controlled by or under common control with the


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Company and who are not the beneficial owners of a controlling interest in the voting stock of the Company or any such entity. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

         (b) Executive Committee. Subject to the requirements of paragraph (a) hereof, the Executive Committee shall consist of the President of the Company and no fewer than two other members of the Board of Directors. The Executive Committee shall have the power to exercise the authority of the full Board of Directors in the management of all business of the Company between meetings of the Board of Directors to the extent consistent with Pennsylvania law. It shall report to the Board of Directors actions taken in the exercise of such power.

         (c) Audit Committee. Subject to the requirements of paragraph (a) hereof, the Audit Committee shall consist of no fewer than three members of the Board of Directors, none of whom shall be an officer or employee of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Audit Committee shall recommend the selection of independent certified public accountants and review


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the scope and results of the independent audit and the management recommendations made by the independent auditor.

         (d) Nominating Committee. Subject to the requirements of paragraph (a) hereof, the Nominating Committee shall consist of no fewer than three members of the Board of Directors, none of whom shall be an officer or employee of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Nominating Committee shall nominate persons for election for director by policyholders and shall review and report on the qualifications of candidates otherwise nominated for director. The President of the Company shall be an ex-officio member of the Nominating Committee.

         (e) Compensation Committee. Subject to the requirements of paragraph
(a) hereof, the Compensation Committee shall consist of no fewer than three members of the Board of Directors, none of whom shall be an officer or employee of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Compensation Committee shall evaluate the performance of officers deemed to be executive officers of the Company and recommend to the Board of Directors compensation of the executive officers. The President of the Company shall attend all meetings of the Compensation Committee.



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                                    Article 5
                             LIABILITY OF DIRECTORS

         Section 5.1. Fiduciary Duty. A director of the Company shall stand in a fiduciary relation to the Company and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (a) one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons or (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Section 5.2. Pertinent Factors. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Company, consider the effects of any action


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upon employees, suppliers and customers of the Company and communities in which offices or other establishments of the Company are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 5.1 hereof.

         Section 5.3. Presumption of Best Interests. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Company.

         Section 5.4. No Personal Liability. A director of the Company shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (a) the director has breached or failed to perform the duties of his office under Sections 5.1 through 5.3 hereof and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 5.5. Exceptions. The provisions of Section 5.4 hereof shall not apply to: (a) the responsibility or liability of a director pursuant to any criminal statute or (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

         Section 5.6. Amendment. Notwithstanding any other provisions of these By-laws, the approval of members shall be required to amend, repeal or adopt any provision as part of these By-laws that is inconsistent with the purpose or intent of Sections 5.1, 5.2, 5.3, 5.4, 5.5 or 5.6 of this Article 5, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such member approval.



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                                    Article 6
                                    OFFICERS

         Section 6.1. Election and Office. The officers of the Company shall be elected annually by the Board of Directors at its organization meeting and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each officer of the Company shall hold office for such term, have such authority and perform such duties as set forth in these By-laws or as may from time to time be prescribed by the Board of Directors in consultation with the President. The offices of President, Secretary and Treasurer must be held by different persons.

         Section 6.2. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors.

         Section 6.3. Removal and Vacancies. The Board of Directors may remove any officer or agent elected or appointed at any time and within the period, if any, for which such person was elected or employed whenever in the judgment of the Board of Directors it is in the best interests of the Company, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so selected shall be an officer to serve for the balance of the unexpired term.

         Section 6.4. Powers and Duties of the President. The President shall be a director of the Corporation. Unless otherwise determined by the Board of Directors, the President shall have the usual duties


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of a chief executive officer with general supervision over and direction of the affairs of the Company. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these By-laws and the actions of the Board of Directors, he may appoint, suspend and discharge employees, agents and officers, may fix the compensation of all officers and assistant officers, shall preside at all meetings of the members at which he shall be present, and, unless there is a Chairman of the Board of Directors or a Vice Chairman of the Board of Directors appointed as provided in Article 4 of these By-laws, shall preside at all meetings of the Board of Directors and shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Company may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised.

         Section 6.5. Powers and Duties of Vice Presidents. Each Vice President shall have such duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee or the President. Any Vice President may, in the discretion of the Board of Directors be designated as "executive", "senior" or by departmental or functional classification. In the event of a temporary absence of the President on vacation or business, the President may designate a


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Vice President or Vice Presidents who will perform the duties of the President in such absence. In the event of a prolonged absence of the President due to illness or disability or for any other reason, the Board of Directors shall designate a Vice President or Vice Presidents who will perform the duties of the President during such absence.

         Section 6.6. Powers and Duties of the Secretary. The Secretary of the Company shall attend all meetings of the Board of Directors and of the members and shall keep accurate records thereof in one or more minute books kept for that purpose, shall give, or cause to be given, the required notice of all meetings of the members and of the Board of Directors, shall keep in safe custody the seal of the Company and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer of the Company, and shall perform such other duties as may be assigned to him by the President. The Secretary shall be a director of the Company.

         Section 6.7. Powers and Duties of the Treasurer. The Treasurer shall be a natural person of full age. The Treasurer of the Company shall have the custody of the Company's funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as shall be designated by the President, shall disburse the funds of the Company as may be ordered by the President or Board of Directors, taking proper vouchers for such disbursements, shall render to the President and the Board of Directors, at the regular


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meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company and shall have the right to affix the seal of the Company to any instrument requiring it, and to attest to the same by his signature and, if so required by the Board of Directors, he shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

         Section 6.8. Designation of a Chief Financial Officer. The Board of Directors shall have the power to designate from among the President, any Vice President or the Treasurer of the Company a Chief Financial Officer who shall be deemed the principal financial and accounting officer and who shall have the ultimate responsibility to oversee the financial operation and performance of the Company. In the event that the Treasurer is not designated by the Board of Directors as the Chief Financial Officer, the Treasurer shall report to the Chief Financial Officer from time to time concerning all duties which the Treasurer is obligated to perform and the Chief Financial Officer shall, subject to the reasonable direction of the President or the Board of Directors, at his election, assume such of the duties of the Treasurer as are provided in Section
6.9 hereof as he shall deem appropriate.

                                    Article 7
                                 INDEMNIFICATION

         Section 7.1. Indemnification. The Company shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened,


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

pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 7.2. Additional Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of members or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Company that indemnification of, and advancement of expenses to, directors and officers of the Company shall be made to the fullest extent permitted by law. To this end, the provisions of this Article 7 shall be deemed to have been amended for the benefit of directors and officers of the Company effective immediately upon any modification of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or the Insurance Company Law or any modifications, or adoption of any other law that expands or enlarges the power or obligation of companies governed by the BCL to indemnify or advance expenses to directors and officers of the Company.

         Section 7.3. Advances. The Company shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending any action, or proceeding referred to in this Article 7 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

         Section 7.4. Term of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 7.5. Indemnification Fund. The Company shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these By-laws or otherwise. This authority shall include, without limitation, the authority to: (i) deposit funds in trust or in escrow; (ii) establish any form of self insurance; (iii) secure its indemnification obligations by granting a security interest, mortgage or other lien on the assets of the Company or (iv) establish a letter of credit, guarantee or surety arrangement for the benefit of such person in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 7. The provisions of this Article 7 shall not be deemed to preclude the indemnification of, or the advancement of expenses to, any person who is not specified in
Section 7.1 of this Article 7 but whom the Company has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL, the Insurance Company Law or otherwise. The authority granted by this Section 7.5 shall be exercised by the Board of Directors of the Company.

         Section 7.6. Indemnification by Agreement. The Company shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Company or any subsidiary providing for such indemnification of such persons as the Board of Directors shall determine to the fullest extent permitted by law.

         Section 7.7. Notice to Company. As soon as practicable after receipt by any person specified in Section 7.1 of this Article 7 of notice of the commencement of any action, suit or proceeding specified in Section 7.1 of this
Article 7, such person shall, if a claim with respect thereto may be made against the Company under Article 7 of these By-laws, notify the Company in writing of the commencement or the threat thereof; however, the omission so to notify the Company shall not relieve the Company of any liability under Article 7 of these By-laws unless the Company shall have been prejudiced thereby or from any other liability which it may have to such person other than under Article 7 of these By-laws. With respect to any such action as to which such person notifies the Company of the commencement or threat thereof, the Company may participate therein at its own expense and, except as otherwise provided herein to the extent that it desires, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Company to the reasonable satisfaction of such person. After notice from the Company to such person of its election to assume the defense, the Company shall not be liable to such person under Article 7 of these By-laws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof otherwise than as provided herein. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of counsel by such person shall have been authorized by the Company, (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Company and such person in the conduct of the defense of such proceeding or
(iii) the Company shall not in fact have employed counsel to assume the defense of such action. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Article 7 of these By-laws or advancement of expenses are not paid or made by the Company, or on its behalf, within ninety days after a written claim for indemnification or a request for an advancement of expenses has been received by the Company, such person may, at any time thereafter, bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Company.

         Section 7.8. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 7.

         Section 7.9. Amendment. Notwithstanding any other provisions of these By-laws, the approval of members shall be required to amend, repeal or adopt any provision as part of these By-laws which is inconsistent with the purpose or intent of this Article 7, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such member approval.

                                    Article 8
                           FINANCIAL REPORT TO MEMBERS

         The President of the Company and the Board of Directors shall present at each annual meeting of the members a full and complete statement of the business and affairs of the Company for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant or sent to the members of the Company.

                                    Article 9
                                CHECKS AND NOTES

         All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors or the President may from time to time designate.

                                   Article 10
                                   FISCAL YEAR

         The fiscal year of the Company shall be as determined from time to time by resolution of the Board of Directors.

                                   Article 11
                                      SEAL

         The seal of the Company shall have inscribed thereon the name of the Company, the year of its organization and the words "Company Seal, Pennsylvania." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   Article 12
                                   AMENDMENTS

         Section 12.1. Amendment by Members. Except as provided in Sections 5.6 and 7.9 hereof, these By-laws may be amended or repealed, and new By-laws adopted, by the affirmative vote of a majority of the votes cast by the members at any regular or special meeting.

         Section 12.2. Amendment by Board of Directors. Except as provided in Sections 5.6 and 7.9 hereof, and except as provided in Section 1504(b) of the BCL, these By-laws may be amended or repealed and new By-laws adopted, by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened, subject to the power of the members to change such action of the Board of Directors.


                                   Article 13
                            INTERPRETATION OF BY-LAWS

         All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the BCL and the Pennsylvania Insurance Company Law, as the same may be amended from time to time hereafter, and any other applicable Pennsylvania laws, as the same may be amended from time to time hereafter.



As amended through February 20, 1997.



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